Exhibit 4.8
FORM OF SERIES G ORIGINAL WARRANT, AS AMENDED
THIS WARRANT AND THE SECURITIES FOR WHICH IT MAY BE EXERCISED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, IN ITS SOLE DISCRETION, TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE.
THE SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED WILL BE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY AND AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT AMONG THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY. COPIES OF THESE AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY.
WARRANT TO PURCHASE SHARES OF COMMON STOCK
of
CERES, INC.
          This certifies that, for value received, [__________], a [_________] (the “Holder”), is entitled, subject to the terms set forth below, to purchase from Ceres, Inc., a Delaware corporation (the “Company”), that certain number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), as determined in Section 1 below, upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price set forth in Section 3 below. The number of shares for which this Warrant shall be exercisable and the Exercise Price per share of Common Stock are subject to adjustment from time to time as provided in Section 10 below. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.
          1. Number of Shares. This Warrant shall be exercisable for an aggregate of [____] shares (the “Shares”) of Common Stock, subject to adjustment pursuant to Section 10 hereof.
          2. Term of Warrant. (a) Except as provided below, this Warrant shall be exercisable at any time prior to the 10th (tenth) anniversary of the date hereof. Nothing to the contrary withstanding, this Warrant shall terminate upon and may no longer be exercised after the occurrence of the merger or consolidation of the Company into, or the sale of all or substantially all of the Company’s assets to, another corporation, unless the stockholders of the Company immediately prior to such merger, consolidation or sale shall own, immediately after such merger, consolidation or sale, at least a majority of the capital stock or voting power of the surviving or acquiring corporation (or a parent entity thereof). The Company shall notify the Holder in writing of such transaction no later than fifty (50) days prior to, but not earlier than sixty (60) days prior to, the closing thereof.
          (b) To the extent that any Holder is required by law to make a filing or comply with a waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Hart-Scott-Rodino Act”), in connection with such Holder’s exercise of this Warrant, the Company and such Holder shall use commercially reasonable efforts to comply with such Act, to the extent required by law in order to enable such Holder to exercise this Warrant, at the expense of such Holder.
          (c) In the event that such Holder has not received the required clearance under the Hart-Scott-Rodino Act before the termination of this Warrant, the term of this Warrant shall be extended for a period of up to fifty (50) days from the 10th (tenth) anniversary of the date hereof.
          3. Exercise Price. The exercise price shall be $6.50 per share (the “Exercise Price”).
          4. Exercise of Warrant.
          (i) The purchase rights for the Shares represented by this Warrant are exercisable by the Holder in whole or in part, such number of Shares and the Exercise Price being subject to adjustment as provided in Section 10 below, at any time, or from time to time, during the term hereof as described in Section 2 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash, by cashier’s check or by wire transfer in immediately available funds, of the purchase price of the Shares to be purchased.
          (ii) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above,

and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) business days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised. All other terms and conditions of such amended Warrant shall be identical to those contained herein. If the Holder shall have received a notice from the Company as contemplated by Section 2 hereof, the Holder may exercise this Warrant conditioned upon the closing of the offering, merger, consolidation or sale that is referenced in such notice.
          (iii) Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by the surrender of this Warrant at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =	Y (A-B)
A

Where	X	=	the number of shares of Common Stock to be issued to the Holder

	Y	=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A	=	the fair market value of one share of the Common Stock (at the date of such calculation)

	B	=	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined as follows:
(A) in the event that the Common Stock is listed or admitted to trading on the NASDAQ National Market or any other national securities exchange, the average of the last reported sales price on such exchange for the ten (10) consecutive trading days prior to the date of determination of such fair market value;
(B) in the event such security is no longer listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the reported closing bid and ask prices in the over-the-counter market on such date as shown by the NASD automated quotation system, or if such securities are not then quoted on such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of any national securities exchange selected by the Company; or
(C) in the event clauses (i) or (ii) are not applicable, the fair market value as determined by the Company’s Board of Directors in good faith.
          5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.
          6. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an affidavit of loss of stock certificate and indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.
          7. Rights of Stockholders. Subject to Section 10 of this Warrant, the Holder, in its capacity as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company, such as any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise), to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have been issued, as provided herein.
          8. Transfer of Warrant.
     (i) Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.
     (ii) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 8(a) above, issuing the Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of such agent.
     (iii) Transferability and Non-negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without the prior written consent of the Company. Any transfer of this Warrant must comply with the requirements of this Section 8, and any assignee or transferee of this Warrant shall be required to accept this Warrant subject to all rights and obligations of the Holder set forth herein. In addition, this Warrant may not be transferred in whole or in part without compliance with all applicable Federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Notwithstanding anything to the contrary herein, this Warrant is, and the securities for which it may be exercised will be, subject to the restrictions on transfer set out in the Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement dated June 25, 2010, as amended (the “Right of First Refusal and Co-Sale Agreement”), among the Company, the Investors (as defined therein) and the Founders (as defined therein), except as provided in Section 3.2 of such Right of First Refusal and Co-Sale Agreement.
     (iv) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with all applicable Federal and state securities laws, and with the limitations on assignments and transfers and contained in this Section 8, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise thereof.
     (v) Compliance with Securities Laws.
     (A) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and that the Holder will not offer, sell, pledge, hypothecate or otherwise transfer or dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities or blue sky laws.
     (B) This Warrant and all Shares issued upon exercise hereof shall be stamped or imprinted with legends in substantially the following forms (in addition to any legend required by state securities laws or any agreement to which the Holder is a party):
     (2) “THIS WARRANT AND THE SECURITIES FOR WHICH IT MAY BE EXERCISED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT) OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS, AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, IN ITS SOLE DISCRETION, TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE.”
     (3) “THE SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE HOLDER, THE CORPORATION AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY AND AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT AMONG THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY. COPIES OF THESE AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY.”
          9. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Shares a sufficient number of shares to provide for the-issuance of the Shares upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the “Charter”) to provide sufficient reserves of Shares issuable upon exercise of the Warrant. The Company further covenants that all Shares that may be issued upon the exercise of this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price all as set forth herein, will be duly authorized, validly issued and fully paid and non-assessable. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares upon the exercise of this Warrant.
          10. Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:
          10.1 Merger, Sale of Assets, Etc.
     (i) If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, as a part of such reorganization, merger or consolidation, if any portion of the Warrant remains unexercised prior to such reorganization, merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the periods specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger or consolidation, which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation or merger if this Warrant had been exercised immediately before such reorganization, merger or consolidation, all subject to further adjustment as provided in this Section 10. The foregoing provisions of this Section 10.1 shall similarly apply to successive reorganizations, consolidations or mergers, and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.
     (ii) Notices of Record Date. In the event that the Company shall propose at any time to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then the Company shall send to the holder of this Warrant at least ten (10) days’ prior written notice of the date on which a record shall be taken for determining rights to vote in respect of such event.
          10.2 Reclassification, etc. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes; this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.
          10.3 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (including cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of Shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (including cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 10.
          10.4 Adjustment for Issuance of Additional Stock. If while this Warrant, or any portion hereof, remains outstanding and unexpired the Company shall issue any capital stock or other securities that results in a decrease in the Conversion Price (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation) of the Company’s Series G Preferred Stock, then concurrent with such reduction of such Conversion Price, the Exercise Price shall be reduced to the amount of such Conversion Price.
          10.5 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.
          11. Miscellaneous.
          11.1 Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

          11.2 Entire Agreement. This Warrant, the exhibits and schedules hereto, and the documents referred to herein, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.
          11.3 Binding Effect. This Warrant and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns, and Holder and its permitted successors and assigns.
          11.4 Waiver; Consent. Any term of this Warrant may be amended with the written consent of the Company and the Holder(s). No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a’ further or continuing waiver of any such term, condition or provision.
          11.5 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized on [•], 2011.

CERES, INC.

By:
Name: Richard Hamilton
Title: President and Chief Executive Officer

[HOLDER]

By:
Name:
Title:

NOTICE OF EXERCISE
To: Ceres, Inc.
          1. The undersigned hereby elects to purchase _____ shares of Common Stock, par value $.01 per share, of Ceres, Inc. (the “Shares”), pursuant to the terms of the attached Warrant.
          2. The undersigned tenders herewith payment of the purchase price for such Shares in full:
☐ in cash

☐ elects to receive a number of shares upon exercise calculated in accordance with Section 4(c) of the Warrant, if such section is applicable at the date of exercise.
          3. In exercising this Warrant, the undersigned hereby confirms and acknowledges that (i) the Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, for investment, and that the undersigned will not offer, sell, pledge, hypothecate or otherwise transfer or dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws, and (ii) the undersigned is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act.
          4. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

[Name]

[Name]
          5. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

[Name]

Date: , 20___
[Signature]

FORM OF ASSIGNMENT
(To be executed by the registered holder hereof)
     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of shares of Common Stock, par value $.01 per share, of Ceres, Inc. covered thereby set forth below:

	Address and Jurisdiction	Number of Shares
Name of Assignee	of Organization	of Common Stock

Dated:	Signature of Registered Holder

Name of Registered Holder (Please Print)
Witness: